UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 2, 2014

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2014, Insmed Incorporated (the “Company”) issued a press release (the “Press Release”) announcing that Renu Gupta, M.D., the Company’s Executive Vice President, Development and Chief Medical Officer, has taken a new role and will resign later this year as an employee of the Company.  Effective April 21, Dr. Gupta will transition to a new role as Special Advisor to the Chief Executive Officer, a role in which she will serve until her departure from the Company.  The Company has initiated a search to identify a new Chief Medical Officer.

Item 8.01.  Other Events.

In the Press Release, the Company also announced additional organizational changes and new appointments to its leadership team.  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Insmed Incorporated Press Release dated April 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2014	INSMED INCORPORATED
	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	General Counsel and Corporate Secretary